UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Board of Directors of K-V Pharmaceutical Company (the “Company”) has adopted and approved a revised form of (i) incentive stock option agreement for grants to employees, (ii) nonqualified stock option agreement for grants to employees and (iii) nonqualified stock option agreement for grants to directors, in each case under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan. Such forms are attached as Exhibit 10.01, Exhibit 10.02 and Exhibit 10.03 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement (for grants to employees)*

10.2	Form of Nonqualified Stock Option Agreement (for grants to employees)*

10.3	Form of Nonqualified Stock Option Agreement (for grants to directors)*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
K-V Pharmaceutical Company

By:	/s/ Robert M. Shaw
Robert M. Shaw
Vice President, Deputy General Counsel and Secretary
Date: February 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Incentive Stock Option Agreement (for grants to employees)*

10.2	Form of Nonqualified Stock Option Agreement (for grants to employees)*

10.3	Form of Nonqualified Stock Option Agreement (for grants to directors)*

*	Filed herewith